QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on September 22, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gridsum Holding Inc.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Jade Palace Hotel Office Building, 8th Floor
76 Zhichun Road
Haidian District, Beijing 100086
People's Republic of China
(86-10) 8261-9988
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

Law Debenture Corporate Services Inc.
4th Floor, 400 Madison Avenue
New York, New York 10017
(212) 750-6474
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Gordon K. Davidson, Esq. Horace L. Nash, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94041 United States of America (650) 988-8500	Niping Wu, Esq. Eva H. Wang, Esq. Fenwick & West LLP Unit 908, 1155 Fang Dian Road Pudong, Shanghai 201204 People's Republic of China (86-21) 8017-1200	Chris K.H. Lin, Esq. Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central Hong Kong (852) 2514-7600

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-213348

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(3)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(4)

Class B ordinary shares, US$0.001 par value per share(2)(3)	204,999	US$13.00	US$2,664,987	US$268.37

(1)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(2)
Includes Class B ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes Class B ordinary shares that may be purchased by the underwriters pursuant to an option to purchase additional shares. These Class B ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
American depositary shares issuable upon deposit of the Class B ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-213560). Each American depositary share represents one Class B ordinary share.

(4)
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of securities initially registered pursuant to Registration Statement No. 333-213348. A total of 7,500,001 securities were registered under Registration Statement No. 333-213348. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-213348 exceed 7,705,000.

          The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-213348) initially filed by Gridsum Holding Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on August 26, 2016, which was declared effective by the Commission on September 22, 2016, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on September 22, 2016.

Gridsum Holding Inc.
By:	/s/ Guosheng Qi Guosheng Qi Chief Executive Officer and Chairman

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Guosheng Qi Guosheng Qi	Chief Executive Officer and Chairman (principal executive officer)	September 22, 2016
/s/ Michael Peng Zhang Michael Peng Zhang	Chief Financial Officer (principal financial and accounting officer)	September 22, 2016
* Guofa Yu	Director	September 22, 2016
* Perry Lin Chui	Director	September 22, 2016
* Xiang Fan	Director	September 22, 2016
* Yanchun Bai	Director	September 22, 2016
* Xudong Gao	Director	September 22, 2016
* Thomas Adam Melcher	Director	September 22, 2016
* Peter Andrew Schloss	Director	September 22, 2016

* By:	/s/ Guosheng Qi Name: Guosheng Qi Attorney-in-Fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Gridsum Holding Inc., has signed this registration statement or amendment thereto in New York on September 22, 2016.

Authorized U.S. Representative
By:	/s/ GISELLE MANON Name: Giselle Manon Title: Service of Process Officer Law Debenture Corporate Services Inc.

 GRIDSUM HOLDING INC.
EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Travers Thorp Alberga regarding the validity of the ordinary shares being registered
23.1	Consent of PricewaterhouseCoopers Zhong Tian LLP, Independent Registered Public Accounting Firm
23.2	Consent of Travers Thorp Alberga (included in Exhibit 5.1)
24.1
Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Gridsum Holding Inc. (Registration No. 333-213348) initially filed with the Securities and Exchange Commission on August 26, 2016)

QuickLinks

EXPLANATORY NOTE
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
GRIDSUM HOLDING INC. EXHIBIT INDEX